                                                                Exhibit 21
                                                                ----------
                              Subsidiaries of ConAgra


ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 31, 1998:


                                                                                Jurisdiction of
Subsidiary                                                                      Incorporation
----------                                                                      -------------
A. M. Gilardi & Sons, Inc.                                                      Ohio

ConAgra Brands, Inc.                                                            Nebraska

ConAgra Capital L.C. (indirectly controlled)                                    Iowa

ConAgra Energy Services, Inc.                                                   Delaware

ConAgra Fertilizer Company                                                      Nebraska

ConAgra Foreign Sales Corporation, Inc.                                         Guam

ConAgra International (Far East) Limited (owns 100% of the
voting securities of four foreign corporations engaged
principally in the worldwide commodities trading business)                      Hong Kong

ConAgra International Fertilizer Company                                        Delaware

ConAgra International, Inc. (owns 100% of the voting securities of 15 foreign corporations, 99% of five foreign corporations,
98% of one foreign corporation, 85% of one foreign corporation,
50% of two foreign corporations and 30% of two foreign corporations, all engaged principally in the worldwide commodities
trading business and the processing of beef, wool and malt)                     Delaware

ConAgra International, S.A.                                                     Spain

ConAgra Poultry Company (owns 100% of two domestic corporations
engaged principally in poultry operations)                                      Delaware

ConAgra Refrigerated Foods Companies, Inc.                                      Delaware

ConAgra Trade Group, Inc.                                                       Delaware

Creative Seasonings, Inc.                                                       Massachusetts

CTC North America, Inc.                                                         Delaware

Golden Valley Microwave Foods, Ltd                                              United Kingdom

Hester Industries, Inc.                                                         Virginia

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

                                                      Exhibit 21 (Continued)
                                                      ---------------------


                                                                                Jurisdiction of
Subsidiary                                                                      Incorporation
----------                                                                      -------------

Hunt-Wesson, Inc. (owns 100% of the voting securities
of nine domestic corporations, 70% of one
foreign corporation and 100% of three foreign corporations, all engaged principally in the production and marketing of retail, foodservice
and industrial food products)                                                   Delaware

International Pizza Corporation                                                 Ohio

Kurt A. Becher GmbH & Company KG                                                Germany

Lamb-Weston, Inc. (owns 100% of the voting securities
of one domestic corporation and one foreign corporation,
all engaged in the potato products business)                                    Delaware

Meridian Seafood Products, Inc.                                                 Delaware

Miller Bros. Company, Inc.                                                      Utah

Molinos de Puerto Rico, Inc.                                                    Nebraska

Monfort, Inc. (owns 100% of the voting securities
of four domestic corporations and one foreign corporation,
all engaged principally in the livestock feeding
and processing business)                                                        Delaware

Rygmyr Foods, Inc.                                                              Minnesota

Sergeant's Pet Products, Inc.                                                   Delaware

Superior Barge Lines, Inc. (80% owned)                                          Delaware

Swift & Company                                                                 Delaware

To-Ricos, Inc.                                                                  Nebraska

United Agri Products, Inc. (owns 100% of the voting securities of 32 domestic corporations, all engaged principally
in the agricultural chemicals business)                                         Delaware

USFI-Gilroy, Inc.                                                               Delaware

Weld Insurance Company, Inc.                                                    Colorado

Zoll Foods Corporation                                                          Illinois

The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.

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

                                                      Exhibit 21 (Continued)
                                                      ---------------------


ConAgra and its subsidiaries account for the following investments using the equity method of accounting:


                                                                                Jurisdiction of
Subsidiary                                                                      Incorporation
----------                                                                      -------------

Saprogal (99.98% owned)                                                         Spain
Sapropor (99.87% owned)                                                         Portugal
Phyto-Service S.A. (65% owned)                                                  France
Barrett Burston Malting Co. Pty. Ltd. (50% owned)                               Australia
Agri-Pacific Co., Ltd. (50% owned)                                              Taiwan
CAG 28, Inc. (50% owned)                                                        United States
CAG 29, B.V. (50% owned)                                                        Denmark
Canada Malting Company Limited (50% owned)                                      Canada
ConAgra 29 B.V. (50% owned)                                                     Netherlands
Concampo S.A. de C.V. (50% owned)                                               Mexico
European Oat Millers Ltd. (50% owned)                                           United Kingdom
Great Western Malting Co. (50% owned)                                           Delaware
IMEX International Pty. Ltd. (50% owned)                                        South Africa
Malt Real Property Pty. Ltd. (50% owned)                                        Australia
Pecom-Agra, S.A. (50% owned)                                                    Argentina
Productos Verde Valle S.A. de C.V. (50% owned)                                  Mexico
Tecnica Agricola de Mexico S.A. de C.V. (50% owned)                             Mexico
Tradoil, Inc. (50% owned)                                                       Panama
Ulgrave Limited (50% owned)                                                     United Kingdom

                                       116